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                                                                    Exhibit 32.2

              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

         In connection with the periodic report of Neoprobe Corporation (the "Company") on Form 10-KSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brent L. Larson, Vice President, Finance and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purpose of Title 18, Chapter 63, Section 1350 of the United States Code, that:

                  (1)      The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

                           /s/ Brent L. Larson
                           -----------------------------------------------------
                           Brent L. Larson
                           Vice President, Finance and Chief Financial Officer Neoprobe Corporation
                           March 30, 2004